Exhibit 10.1
SURMODICS, INC.
2009 EQUITY INCENTIVE PLAN
1. Purpose. The purpose of the SurModics, Inc. 2009 Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of, and advisors to, the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company. The opportunity to acquire a proprietary interest in the Company will aid in attracting, motivating and retaining key personnel and advisors, including Non-Employee Directors, and will align their interests with those of the Company’s shareholders.
2. Definitions. The capitalized terms used in the Plan have the meanings set forth below.
     (a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.
     (b) “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in a form approved by the Committee, including all amendments thereto.
     (c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means the Participant’s (i) incompetence or failure or refusal to perform satisfactorily any duties reasonably required of the Participant by the Company; (ii) violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment, regulatory directive or agreement; (iii) commission or omission of, or engaging in, any act or practice that constitutes a material breach of the Participant’s fiduciary duty to the Company, involves personal dishonesty on the part of the Participant or demonstrates a willful or continuing disregard for the best interests of the Company; (iv) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company, its business or any of its customers, employees or vendors; (v) any failure of the Participant to materially conform to the Company’s Code of Ethics and Business Conduct; or (vi) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any Affiliate.
     (f) “Change in Control” means one of the following:
     (1) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control:
     (A) any acquisition of beneficial ownership by the Company or a subsidiary of the Company;

     (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;
     (C) any acquisition or beneficial ownership by any corporation (including without limitation an acquisition in a transaction of the nature described in part (3) of this definition) with respect to which, immediately following such acquisition, more than 65%, respectively, of (x) the combined voting power of the Company’s then outstanding Voting Securities and (y) the Company’s then outstanding Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock, respectively, of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Common Stock, as the case may be, immediately prior to such acquisition;
     (D) any acquisition of Voting Securities or Common Stock directly from the Company; or
     (E) any acquisition of beneficial ownership by the Participant or a group, acting in concert, that includes the Participant;
     (2) Continuing Directors shall not constitute a majority of the members of the Board. For purposes of this Plan, “Continuing Directors” means: (A) individuals who, on the effective date of this Plan, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the effective date of this Plan for whose election proxies shall have been solicited by the Board or (C) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a “Continuing Director” shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board; or
     (3) Consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, (x) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and (y) the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Common Stock, as the case may be; provided, however, that such a transaction shall not be deemed to be a Change in Control with respect to a Participant if a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, exchange or disposition of assets referred to above, by the Participant or by a group, acting in concert, that includes the Participant.
Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change in Control shall be deemed to have occurred upon an event described in clauses (1) through (3) above that would have the effect of changing the time or form of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A.
     (g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.
     (h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3 hereof, each member of which shall be (i) an independent director within the meaning of the rules and regulations of The NASDAQ Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an “outside director” for purposes of Code Section 162(m).
     (i) “Common Stock” means the common stock, par value $.05, of the Company.
     (j) “Company” means SurModics, Inc., a Minnesota corporation, or any successor thereto.
     (k) “Continuing Directors” has the meaning set forth in Section 2(f)(2).
     (l) “Corporate Transaction” means (i) dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, or (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.
     (m) “Disability” means, unless otherwise defined in an Agreement, any medically determinable physical or mental impairment that causes the Participant to be unable to carry out his job responsibilities for a continuous period of more than six months, in the sole determination of the Committee.
     (n) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
     (p) “Fair Market Value” of a Share means the closing sale price of a Share on the NASDAQ Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on the date of determination (or if no sale occurred on that day, on the next preceding day on which a sale of Shares occurred). If the Shares are not then listed and traded upon a national securities exchange but are regularly quoted on an automated quotation system or by a recognized securities dealer, Fair Market Value of a Share shall be the closing sale price (or the average of the high bid and low asked prices if selling prices are not reported) on such system or by such dealer on the date of determination (or if no such prices were reported on that day, on the last day such prices were reported). In the absence of an established market for the Shares as described above, Fair Market Value of a Share will be what the Committee determines in good faith and in a manner consistent with Code Section 409A to be 100% of the fair market value of a Share on that date.
     (q) “FAS 123R” has the meaning set forth in Section 17.
     (r) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

     (s) “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.
     (t) “Non-Employee Director” means a member of the Board who is not an Employee.
     (u) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
     (v) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.
     (w) “Other Stock-Based Award” means an Award described in Section 12 of this Plan.
     (x) “Parent” means a “parent corporation,” as defined in Code Section 424(e), of the Company.
     (y) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.
     (z) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).
     (aa) “Performance Measures” means any measures of performance established by the Committee that must be satisfied as a condition precedent to the vesting of an Award of Performance-Based Compensation. Performance Measures shall consist of any one, or a combination of, the following attributes of the Company: (i) revenue; (ii) net income; (iii) shareholders equity; (iv) earnings per share; (v) return on equity; (vi) return on assets; (vii) total shareholder return; (viii) net operating income; (ix) cost controls; (x) cash flow; (xi) operating cash flow; (xii) increase in revenue; (xiii) economic value added; (xiv) increase in share price or earnings; (xv) return on investment; (xvi) return on invested capital; (xvii) department or business unit performance goals; (xviii) client contracting goals; (xix) technological and business development milestones and contracting goals; (xx) increase in market share; (xxi) regulatory, clinical or commercial milestones; and (xxii) quality control, in all cases including, if selected by the Committee, threshold, target and maximum levels. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.
     (bb) “Performance Period” means the period of time, as specified in an Agreement, during which Performance Measures must be achieved.
     (cc) “Performance Shares” means the right to receive a designated number of Shares upon the achievement of specified levels of one or more Performance Measures as provided in this Plan and the applicable Agreement.
     (dd) “Prior Plan” means the SurModics, Inc. 2003 Equity Incentive Plan, as amended and restated.
     (ee) “Plan” has the meaning set forth in Section 1.

     (ff) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
     (gg) “Restricted Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
     (hh) “Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.
     (ii) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services, or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
     (jj) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate.
     (kk) “Share” means a share of Common Stock.
     (ll) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
     (mm) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
     (nn) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the company or any Affiliate combines.
     (oo) “Successor” means the guardian or legal representative of an incompetent Participant, or if the Participant is deceased, means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciate Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.
     (pp) “Termination Date” has the meaning set forth in Section 16(b).
     (qq) “Transferee” means any “family member” (as defined by Rule 701(c)(3) under the Securities Act) of the Participant.
     (rr) “Voting Securities” has the meaning set forth in Section 2(f)(1).
3. Administration of the Plan.
     (a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

     (b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the exclusive authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
     (1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;
     (2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 16(c) and (d); and
     (3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan.
Notwithstanding anything in this Plan to the contrary, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
     (c) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either Non-Employee Directors or executive officers of the Company.
     (d) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan, and all related decisions or resolutions of the Board or Committee, shall be final and binding on all parties with an interest therein.
     (e) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan in accordance with Section 3(c), shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (ii) any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Certificate of Incorporation or Bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4. Shares Available Under the Plan.
     (a) Maximum Shares Available. Subject to Sections 4(b) and 4(c), and to adjustment as provided in Section 17, a total of 1,500,000 Shares shall be authorized for grant under the Plan. All Shares authorized for grant under this Plan may be granted as Incentive Stock Options. In determining the number of Shares to be counted against this limit in connection with any Award, the following rules shall apply:
     (1) Each Share that is subject to an Award of Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one Share.
     (2) Each Share (or security that is convertibly into, or equivalent to, a Share) that is subject to any Award other than Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one and one-half (1.50) Shares.
     (3) Where the number of Shares subject to the Award is variable on the Grant Date, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.
     (4) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the largest number of Shares that would be counted against the limit under either of the Awards.
     (b) Effect of Forfeitures and Other Actions. To the extent that any Award is forfeited or terminates without vesting, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan. Shares tendered or withheld to pay the exercise price of an Option or to pay any tax withholding related to any Award will count against the limitations set forth in Section 4(a) and will not be added back to the Shares available under the Plan. When a Stock Appreciation Right that may be settled for Shares is exercised, the number of Shares subject to the Agreement shall be counted against the number of Shares available for issuance under the Plan as one Share for every Share subject thereto, regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.
     (c) Forfeitures Under Prior Plan. To the extent that any stock option or restricted stock award is forfeited or terminates without vesting, or any stock option terminates, expires or lapses without being exercised, under the Prior Plan, the Shares subject to such stock option or restricted stock award not delivered as a result thereof shall be available for Awards under the Plan. Notwithstanding the foregoing, Shares tendered or withheld to pay the exercise price of a stock option or to pay tax withholding on an award under the Prior Plan will not be added back to the Shares available under the Plan.
     (d) Source of Shares. Shares issued under the Plan shall be authorized and unissued Shares. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.
     (e) Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 200,000.
5. Eligibility. Participation in the Plan shall be limited to (i) Service Providers and (ii) any individual the Company desires to induce to become a Service Provider, so long as any such inducement grant is contingent upon such individual becoming a Service Provider. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.
     (a) Award Agreement. Except for Other Stock-Based Awards that involve only the immediate issuance of unrestricted and fully vested Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award.
     (b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine.
     (c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant only the Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than to a Successor in the event of a Participant’s death. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred or assigned pursuant to a divorce decree or a domestic relations order, and may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee or Successor.
     (d) Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 13 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):
     (1) Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited and terminated without consideration;
     (2) Upon termination of Service for any reason other than for Cause, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited and terminated without consideration;
     (3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within three months of the date of such termination; or
     (4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within six months of the date of such termination.
     (e) Rights as Shareholder. No Participant, Successor, or Transferee shall have any rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant, Successor, or Transferee becomes the holder of record of the Shares, if any, to which the Award relates.
     (f) Performance-Based Awards. Any Award may be granted as Performance-Based Compensation if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in solely in Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in the manner described in Section 19.
7. Restricted Stock Awards.
     (a) Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its sole discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award.
     (b) Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Common Stock certificates issued in the name of the Participant. Any such Common Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the transfer restrictions and restrictive legend applicable to any book-entry evidencing such Shares will be removed, or a certificate for the Shares bearing no restrictive legend shall be delivered to the Participant or a Successor or a Transferee.
     (c) Except as otherwise provided in this Plan or the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock. Except as otherwise provided in this Plan or the applicable Agreement, any Shares or property other than regular cash dividends distributed with respect to unvested Shares subject to a Restricted Stock Award shall be subject to the same conditions and restrictions as the underlying Shares. Notwithstanding the foregoing, cash dividends on Shares subject to Restricted Stock or Restricted Stock Units Awards that have performance vesting provisions shall be subject to the same conditions and restrictions as the related Shares.
8. Restricted Stock Unit Awards. A Restricted Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Unit Award. Following the vesting of a Restricted Stock Unit Award, payment to the Participant shall be made in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. Such payment shall either comply with the provisions of Code Section 409A or be made within such time period after vesting as will qualify such payment for the “short-term deferral” exemption from Code Section 409A.
9. Stock Option Awards.
     (a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date.

     (b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.
     (c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable more than seven years after its Grant Date. In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.
     (d) No Reload Options. Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.
     (e) Incentive Stock Options.
     (1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 (or such other limit as may be required by the Code to qualify the Option as an Incentive Stock Option). To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.
     (2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.
     (3) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.
10. Stock Appreciation Rights.
     (a) Nature of Award. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or a Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than 100% of the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right.

     (b) Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement; provided that no Stock Appreciation Right shall be exercisable more than ten years after its Grant Date. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant (or a Successor or Transferee) shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.
11. Performance Shares.
     (a) Initial Award.
     (1) An Award of Performance Shares under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of Shares based upon the achievement of specified levels of one or more Performance Measures over the course of the relevant Performance Period. The Agreement shall specify the nature and requisite level(s) of achievement for each Performance Measure and the length of the Performance Period applicable to an Award of Performance Shares, and may provide that a portion of the Shares for a Participant’s Award will be issued for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the issuance, which shall either comply with the provisions of Code Section 409A or be in a lump sum occurring within the period necessary to cause it to qualify as a “short-term deferral” within the meaning of Code Section 409A.
     (2) Following the conclusion or acceleration of each Performance Period, the Committee shall determine (i) the extent to which Performance Measures have been attained; (ii) the number of Performance Shares that have been earned and the value thereof; and (iii) the extent to which any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied.
     (b) Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and issuance of Shares with respect to some or all of the Performance Shares awarded to a Participant upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization of the Company or an Affiliate, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, or the Participant’s death or Disability. The Agreement also may provide for a limitation on the value of an Award of Performance Shares that a Participant may receive.
12. Other Stock-Based Awards. The Committee may from time to time grant Common Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
13. Corporate Transaction.
     (a) In the event of a proposed Corporate Transaction, the Committee may, but shall not be obligated to:

     (1) With respect to a Corporate Transaction that involves a merger or consolidation, make appropriate provision for the protection of the outstanding Awards by the substitution of options, stock appreciation rights, restricted stock, restricted stock units, Performance Shares or other stock-based awards and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of the Company or such surviving corporation, in lieu of such outstanding Awards;
     (2) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction in exchange for payment to each holder of an Option or Stock Appreciation Right, promptly after the Corporate Transaction, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, solely or in such combination as the Committee shall determine, that the holders of Options and Stock Appreciation Rights would have received as a result of the Corporate Transaction if such holders had exercised the Options and Stock Appreciation Rights immediately prior to the Corporate Transaction) equal to, for each Share covered by a canceled Option or Stock Appreciation Right, the amount, if any, by which the fair market value (as defined in this Section 13(a)(2)) per Share exceeds the exercise price per Share covered by such Option or Stock Appreciation Right, and (ii) at the time of the declaration, each Option and Stock Appreciation Right shall immediately become exercisable in full and each holder of an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or Stock Appreciation Right as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 13(a)(2), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration. For purposes of Section 13(a) only, “fair market value” per Share means the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the shareholders of the Company upon the occurrence of the Corporate Transaction, notwithstanding anything to the contrary provided in this Agreement;
     (3) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right then exercisable, or that becomes exercisable pursuant to the terms of the Agreement related to such Option or Stock Appreciation Right prior to the occurrence of such Corporate Transaction, shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction in exchange for payment to each holder of an Option or Stock Appreciation Right, promptly after the Corporate Transaction, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, solely or in such combination as the Committee shall determine, that the holders of Options and Stock Appreciation Rights would have received as a result of the Corporate Transaction if such holders had exercised the Options and Stock Appreciation Rights immediately prior to the Corporate Transaction) equal to, for each Share covered by a canceled Option or Stock Appreciation Right, the amount, if any, by which the fair market value per Share exceeds the exercise price per Share covered by such Option or Stock Appreciation Right, and (ii) each outstanding Option and Stock Appreciation Right that does not become exercisable prior to the occurrence of such Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction without payment or any other consideration. In the event of a declaration pursuant to this Section 13(a)(3), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;
     (4) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that each outstanding Option and Stock Appreciation Right shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction without payment or any other consideration. In the event of a declaration pursuant to this Section 13(a)(4), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;
     (5) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction without payment or any other consideration, and (ii) at the time of the declaration, each Option and Stock Appreciation Right shall immediately become exercisable in full and each holder of an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or Stock Appreciation Right as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 13(a)(5), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;
     (6) Provide, upon the occurrence of the Corporate Transaction, for the vesting and corresponding waiver of forfeiture conditions and other restrictions on Restricted Stock Awards, Restricted Stock Unit Awards or Performance Share Awards that are outstanding as of the occurrence of the Corporate Transaction, and provide for notice thereof to the holders of such Awards; or
     (7) Provide that, upon the occurrence of the Corporate Transaction, any portions of any Restricted Stock Awards, Restricted Stock Unit Awards or Performance Share Awards that are subject to vesting conditions, forfeiture conditions or other restrictions as of the occurrence of the Corporate Transaction shall be canceled without payment or any other consideration, and provide for notice thereof to the holders of such Awards.
     (b) Notwithstanding the foregoing, no holder of an Award shall be entitled to the payment provided for in this Section 13 with respect to any portion of such Award as shall have expired or been forfeited prior to the occurrence of the applicable Corporate Transaction.
14. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continuous service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s continuous service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
15. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes, and (ii) require a Participant or other person receiving Shares under the Plan to pay to the Company or any Affiliate a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact to the Company or any Affiliate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
16. Effective Date, Duration, Amendment and Termination of the Plan.
     (a) Effective Date. The Plan shall become effective on the date it is approved by the requisite vote of the Company’s shareholders.
     (b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16(c), or the tenth anniversary of the date of shareholder approval of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.
     (c) Amendment and Termination of the Plan. Except as limited in Section 16(d) below, the Board may at any time and from time to time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval if the rules of the principal securities exchange on which the Shares are then listed or other applicable laws or regulations require shareholder approval of such amendment. No termination, suspension, or amendment of the Plan or any Agreement may materially and adversely affect any right acquired by any Participant (or Successor or Transferee) under an Award granted before the date of termination, suspension, or amendment, unless (i) otherwise agreed to by the Participant in the Agreement or otherwise, (ii) required as a matter of law or (iii) effectuated pursuant to Section 20(e) of this Plan. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17, and any amendment to the Plan or any Agreement to avoid the imposition of any additional tax under Code Section 409A does not adversely affect these rights.
     (d) No Option or SAR Repricing. Except as provided in Section 17, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, or be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is approved by the Company’s shareholders.
17. Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), or as such standard is subsequently codified in the Financial Accounting Standards Board Accounting Standards Codification™, collectively referred to herein as “FAS 123R”) that causes the per share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Code Section 422(b) or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Code Section 409A. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FAS 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.
18. Dividend Equivalents. An Award (other than an Option or SAR) that does not involve the issuance of Shares concurrently with the grant of the Award may, if so determined by the Committee, provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award.
19. Performance-Based Compensation.
     (a) Designation of Awards. If the Committee determines at the time an Award is granted to a Participant who is then an executive officer of the Company that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 19 will be applicable to such Award, which shall be considered Performance-Based Compensation.
     (b) Performance Measures. If an Award is subject to this Section 19, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more of the Performance Measures specified in the definition of that term in this Plan. When establishing Performance Measures for a Performance Period, the Committee may exclude amounts or charges relating to an event or occurrence that the Committee determines, consistent with the requirements of Code Section 162(m), should appropriately be excluded. The Committee may also adjust Performance Measures for a Performance Period to the extent permitted by Code Section 162(m) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee will determine the amount of Shares to be issued in connection with an Award subject to this Section 19 consistent with the requirements of Code Section 162(m), and may adjust downward, but not upward, the number of Shares determined to be otherwise issuable in connection with such an Award.

     (c) Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Performance-Based Compensation in any calendar year with respect to more than 200,000 Shares.
20. Other Provisions.
     (a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between on one hand the Company and/or its Affiliates, and on the other hand a Participant or Successor or Transferee. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
     (b) Limits of Liability.
     (1) Any liability of the Company to any Participant or Successor or Transferee with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
     (2) Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
     (c) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
     (d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
     (e) Requirements of Law.
     (1) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
     (2) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     (3) It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 20(e)(3), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
     (4) It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered in accordance with this intent. For Awards subject to Code Section 409A, the following provisions shall apply:
     (A) Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other Service, then notwithstanding any other provision of this Plan, a termination of employment or other Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service,” as such term is defined for purposes of Code Section 409A.
     (B) Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee,” as such term is defined for purposes of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the “specified employees” for all deferred compensation plans subject to Code Section 409A; otherwise, “specified employees” will be identified using the default standards contained in the regulations under Code Section 409A.